Exhibit 99.1

Murphy USA Inc. Reports Third Quarter 2024 Results

El Dorado, Arkansas, October 30, 2024 (BUSINESS WIRE) – Murphy USA Inc. (NYSE: MUSA), a leading marketer of retail motor fuel products and convenience merchandise, today announced financial results for the three and nine months ended September 30, 2024.
Key Highlights:
•Net income was $149.2 million, or $7.20 per diluted share, in Q3 2024 compared to net income of $167.7 million, or $7.69 per diluted share, in Q3 2023

•Total fuel contribution for Q3 2024 was 32.6 cpg, compared to 34.5 cpg in Q3 2023

•Total retail gallons increased 2.0%, and volumes on a same store sales ("SSS") basis increased 0.5%, in Q3 2024 compared to Q3 2023

•Merchandise contribution dollars for Q3 2024 increased 2.4% to $216.8 million on average unit margins of 20.0%, compared to Q3 2023 contribution dollars of $211.8 million on unit margins of 20.1%

•During Q3 2024, the Company repurchased approximately 244.4 thousand common shares for $126.4 million at an average price of $517.17 per share

•The Company paid a quarterly cash dividend of $0.45 per share, or $1.80 per share on an annualized basis, on September 5, 2024, a 2.3% increase from June of 2024, for a total cash payment of $9.2 million

•On October 24, 2024, the Company announced a quarterly cash dividend of $0.48 per share, or $1.92 per share on an annualized basis, reflecting a 6.7% increase from the prior quarter. The dividend is payable on December 2, 2024, to stockholders of record as of November 4, 2024

“Strength in our core categories continued to drive Murphy USA’s advantaged business model in the third quarter,” said President and CEO Andrew Clyde. “Retail fuel margins were over 3 cpg higher than 2023, and per store volumes grew 1.1%, as pricing dynamics continue to reflect higher industry breakeven margins. Within the Murphy branded stores, total merchandise margin dollars were up 5.9% reflecting strength in both nicotine and non-nicotine categories while there were continued headwinds in the Northeast QuickChek markets. As our innovation and business improvement initiatives take hold, our network grows, and we continue to take share on key categories, we are well-positioned to compete and win with our value-conscious customers. We are accelerating our new-store build program in 2024 and 2025, which is generating strong returns and remains the primary growth driver of the business over the next five to ten years.”

Consolidated Results

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2024	2023	2024	2023
Net income (loss) ($ Millions)	$149.2	$167.7	$360.0	$406.8
Earnings per share (diluted)	$7.20	$7.69	$17.17	$18.47
Adjusted EBITDA ($ Millions)	$285.6	$306.0	$728.5	$783.3

Net income and Adjusted EBITDA for Q3 2024 declined versus the prior-year quarter, due primarily to lower total fuel contribution and higher store operating expenses, which were partially offset by higher retail fuel volumes and higher overall merchandise contribution.

Fuel

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2024	2023	2024	2023
Total retail fuel contribution ($ Millions)	$395.7	$348.6	$1,010.9	$948.0
Total PS&W contribution ($ Millions)	(24.2)	(11.4)	(21.3)	(114.5)
RINs (included in Other operating revenues on Consolidated Income Statement) ($ Millions)	32.7	81.8	91.0	281.2
Total fuel contribution ($ Millions)	$404.2	$419.0	$1,080.6	$1,114.7
Retail fuel volume - chain (Million gal)	1,239.3	1,214.9	3,624.0	3,595.4
Retail fuel volume - per store (K gal APSM)[1]	248.4	245.8	241.9	241.8
Retail fuel volume - per store (K gal SSS)[2]	245.2	241.7	238.7	237.7
Total fuel contribution (cpg)	32.6	34.5	29.8	31.0
Retail fuel margin (cpg)	31.9	28.7	27.9	26.4
PS&W including RINs contribution (cpg)	0.7	5.8	1.9	4.6

[1]Average Per Store Month ("APSM") metric includes all stores open through the date of calculation
[2]2023 amounts not revised for 2024 raze-and-rebuild activity

Total fuel contribution dollars of $404.2 million decreased $14.8 million, or 3.5%, in Q3 2024 compared to Q3 2023 due to lower total fuel contribution margins partially offset by higher retail volumes sold during the period. Retail fuel contribution dollars increased $47.1 million, or 13.5%, to $395.7 million compared to Q3 2023 due to higher retail fuel margins combined with higher volumes sold. For Q3 2024, retail fuel margins were 31.9 cpg, an 11.2% increase versus the prior-year quarter, and overall retail volumes were 2.0% higher in Q3 2024 compared to the prior-year quarter. PS&W contribution including RINs decreased $61.9 million when compared to Q3 2023, primarily due to negative impacts of timing and inventory pricing adjustments in a falling market.

Merchandise

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2024	2023	2024	2023
Total merchandise contribution ($ Millions)	$216.8	$211.8	$624.9	$605.7
Total merchandise sales ($ Millions)	$1,082.4	$1,055.6	$3,163.5	$3,070.8
Total merchandise sales ($K SSS)[1,2]	$211.4	$206.8	$206.1	$200.1
Merchandise unit margin (%)	20.0%	20.1%	19.8%	19.7%
Nicotine contribution ($K SSS)[1,2]	$19.8	$19.0	$19.4	$18.2
Non-nicotine contribution ($K SSS)[1,2]	$22.9	$22.9	$21.8	$21.6
Total merchandise contribution ($K SSS)[1,2]	$42.7	$41.9	$41.2	$39.8

[1]2023 amounts not revised for 2024 raze-and-rebuild activity
[2]Includes store-level discounts for Murphy Drive Reward ("MDR") redemptions and excludes change in value of unredeemed MDR points

Total merchandise contribution increased $5.0 million, or 2.4%, to $216.8 million in Q3 2024 compared to the prior-year quarter, due primarily to higher merchandise sales. Total nicotine contribution dollars in Q3 2024 increased 5.3% and non-nicotine contribution dollars were relatively flat compared to Q3 2023. Total merchandise contribution increased 1.2% on a SSS basis in the current quarter compared to the prior-year quarter.

Other Areas

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2024	2023	2024	2023
Total store and other operating expenses ($ Millions)	$276.1	$265.6	$798.1	$760.6
Store OPEX excluding payment fees and rent ($K APSM)	$36.1	$34.7	$35.0	$33.1
Total SG&A cost ($ Millions)	$60.0	$60.0	$181.2	$178.4

Total store and other operating expenses were $10.5 million higher in Q3 2024 versus Q3 2023, mainly due to employee related expenses and store maintenance costs combined with new store growth, partially offset by a reduction in payment fees. Store OPEX excluding payment fees and rent on an APSM basis were 4.0% higher versus Q3 2023, primarily attributable to increased employee related expenses and maintenance costs.

Store Openings

The tables below reflect changes in our store portfolio in Q3 2024:

Net Change in Q3 2024	Murphy USA / Express	QuickChek	Total
New-to-industry ("NTI")	4	—	4
Closed	—	—	—
Net change	4	—	4

Raze-and-rebuilds reopened in Q3*	16	—	16

Under Construction at End of Q3
NTI	27	3	30
Raze-and-rebuilds*	20	—	20
Total under construction at end of Q3	47	3	50

Net Change YTD in 2024
NTI	9	1	10
Closed	—	(3)	(3)
Net change	9	(2)	7

Raze-and-rebuilds reopened YTD*	27	—	27

Store count at September 30, 2024*	1,586	154	1,740

*Store counts include raze-and-rebuild stores

Financial Resources

	As of September 30,
Key Financial Metrics	2024	2023
Cash and cash equivalents ($ Millions)	$52.5	$124.8
Marketable securities, current ($ Millions)	$1.5	$8.5
Marketable securities, non-current ($ Millions)	$—	$7.4
Long-term debt, including finance lease obligations ($ Millions)	$1,820.0	$1,786.4

Cash balances as of September 30, 2024 totaled $52.5 million, and the Company also had total marketable securities of $1.5 million. Long-term debt consisted of approximately $298.7 million in carrying value of 5.625% senior notes due in 2027, $496.3 million in carrying value of 4.75% senior notes due in 2029, $495.1 million in carrying value of 3.75% senior notes due in 2031, and $378.7 million of term debt, combined with approximately $110.2 million in long-term finance leases. In addition, long-term debt included $41.0 million in outstanding borrowings on our revolving credit facility as of September 30, 2024.

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Financial Metric	2024	2023	2024	2023
Average shares outstanding (diluted) (in thousands)	20,735	21,790	20,969	22,020

At September 30, 2024, the Company had common shares outstanding of 20,249,099. Common shares repurchased during the quarter were approximately 244.4 thousand shares for $126.4 million. Common shares purchased during the nine months ended September 30, 2024, were approximately 698.9 thousand shares for a total of $320.4 million. As of September 30, 2024, approximately $1.1 billion remained available under the existing $1.5 billion 2023 authorization.

The effective income tax rate was approximately 24.9% for both Q3 2024 and Q3 2023.

The Company paid a quarterly cash dividend on September 5, 2024 of $0.45 per share, or $1.80 per share on an annualized basis, a 2.3% increase from the previous quarter, for a total cash payment of $9.2 million. The total amount paid in dividends year-to-date is $27.1 million, or $1.31 per share.

2024 Guidance Update

Concurrent with the earnings release, the Company is also updating our full-year capital expenditure expectations to a range of $500 million to $525 million, up from the original guided range of $400 million to $450 million, due primarily to the successful efforts of our team to pull forward some future projects into the current year in addition to getting an earlier start on next year's build class.

In addition, we are revising our guidance for our full-year SG&A expenses to a range of $240 million to $250 million, down from the original guided range of $255 million to $265 million. The reduction is primarily due to lower employee costs, including both salaries and benefits, as well as the timing of certain initiatives.

All other previously issued guidance metrics remain unchanged.

* * * * *

Earnings Call Information
The Company will host a conference call on October 31, 2024 at 10:00 a.m. Central Time to discuss third quarter 2024 results. The call can be accessed via webcast through the Investor Relations section of the Murphy USA website at http://ir.corporate.murphyusa.com. If you are unable to attend via webcast, the conference call number is 1 (888) 330-2384 and the conference ID number is 6680883. The earnings and investor related materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the Murphy USA website (http://

ir.corporate.murphyusa.com). Approximately one hour after the conclusion of the conference, the webcast will be available for replay. Shortly thereafter, a transcript will be available.
Source: Murphy USA Inc. (NYSE: MUSA)

Forward-Looking Statements

Certain statements in this news release contains certain statements or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to our M&A activity, anticipated store openings and associated capital expenditures, fuel margins, merchandise margins, sales of RINs, trends in our operations, dividends, and share repurchases. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, manage disruptions in our supply chain and our ability to control costs; geopolitical events, such as Russia's invasion of Ukraine and the conflicts in the Middle East, that impact the supply and demand and price of crude oil; the impact of severe weather events, such as hurricanes, floods and earthquakes; the impact of a global health pandemic and any governmental response thereto; the impact of any systems failures, cybersecurity and/or security breaches of the company or its vendor partners, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; reduced demand for our products due to the implementation of more stringent fuel economy and greenhouse gas reduction requirements, or increasingly widespread adoption of electric vehicle technology; future nicotine or e-cigarette legislation and any other efforts that make purchasing nicotine products more costly or difficult could hurt our revenues and impact gross margins; our ability to successfully expand our food and beverage offerings; efficient and proper allocation of our capital resources, including the timing, declaration, amount and payment of any future dividends or levels of the Company's share repurchases, or management of operating cash; the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company's cash flows from operations, and general economic conditions; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Our SEC reports, including our most recent annual Report on Form 10-K and quarterly report on Form 10-Q, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact: Christian Pikul Vice President, Investor Relations and Financial Planning and Analysis christian.pikul@murphyusa.com

Murphy USA Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars, except share and per share amounts)	2024	2023	2024	2023
Operating Revenues
Petroleum product sales[1]	$4,121.4	$4,658.8	$12,273.6	$13,103.6
Merchandise sales	1,082.4	1,055.6	3,163.5	3,070.8
Other operating revenues	34.7	83.5	96.8	286.1
Total operating revenues	5,238.5	5,797.9	15,533.9	16,460.5

Operating Expenses
Petroleum product cost of goods sold[1]	3,751.2	4,322.5	11,287.5	12,273.1
Merchandise cost of goods sold	865.6	843.8	2,538.6	2,465.1
Store and other operating expenses	276.1	265.6	798.1	760.6
Depreciation and amortization	62.8	57.5	180.8	171.7
Selling, general and administrative	60.0	60.0	181.2	178.4
Accretion of asset retirement obligations	0.8	0.7	2.4	2.2
Total operating expenses	5,016.5	5,550.1	14,988.6	15,851.1

Gain (loss) on sale of assets	(0.4)	(0.5)	(1.4)	(0.6)
Income (loss) from operations	221.6	247.3	543.9	608.8

Other income (expense)
Investment income	1.0	2.1	3.1	4.7
Interest expense	(24.4)	(24.6)	(74.2)	(74.5)
Other nonoperating income (expense)	0.5	(1.4)	1.0	(0.9)
Total other income (expense)	(22.9)	(23.9)	(70.1)	(70.7)

Income before income taxes	198.7	223.4	473.8	538.1
Income tax expense (benefit)	49.5	55.7	113.8	131.3
Net Income	$149.2	$167.7	$360.0	$406.8

Basic and Diluted Earnings Per Common Share
Basic	$7.30	$7.83	$17.43	$18.80
Diluted	$7.20	$7.69	$17.17	$18.47
Weighted-average Common shares outstanding (in thousands):
Basic	20,440	21,401	20,659	21,635
Diluted	20,735	21,790	20,969	22,020
Supplemental information:
[1]Includes excise taxes of:	$601.1	$582.1	$1,757.4	$1,721.0

Murphy USA Inc.
Segment Operating Results
(Unaudited)

(Millions of dollars, except revenue per same store sales (in thousands) and store counts)	Three Months Ended September 30,		Nine Months Ended September 30,
Marketing Segment	2024	2023	2024	2023

Operating Revenues
Petroleum product sales	$4,121.4	$4,658.8	$12,273.6	$13,103.6
Merchandise sales	1,082.4	1,055.6	3,163.5	3,070.8
Other operating revenues	34.6	83.4	96.6	285.9
Total operating revenues	5,238.4	5,797.8	15,533.7	16,460.3

Operating expenses
Petroleum products cost of goods sold	3,751.2	4,322.5	11,287.5	12,273.1
Merchandise cost of goods sold	865.6	843.8	2,538.6	2,465.1
Store and other operating expenses	276.1	265.5	798.0	760.5
Depreciation and amortization	58.5	53.3	169.1	158.9
Selling, general and administrative	60.0	60.0	181.2	178.4
Accretion of asset retirement obligations	0.8	0.7	2.4	2.2
Total operating expenses	5,012.2	5,545.8	14,976.8	15,838.2

Gain (loss) on sale of assets	(0.3)	(0.4)	(1.4)	(0.5)
Income (loss) from operations	225.9	251.6	555.5	621.6

Other income (expense)
Interest expense	(2.0)	(2.2)	(6.2)	(6.7)
Other nonoperating income (expense)	—	0.1	—	0.1
Total other income (expense)	(2.0)	(2.1)	(6.2)	(6.6)

Income (loss) before income taxes	223.9	249.5	549.3	615.0
Income tax expense (benefit)	55.9	62.3	132.0	150.2
Net income (loss) from operations	$168.0	$187.2	$417.3	$464.8

Total nicotine sales revenue same store sales[1,2]	$135.8	$132.1	$132.3	$126.6
Total non-nicotine sales revenue same store sales[1,2]	75.6	74.7	73.8	73.5
Total merchandise sales revenue same store sales[1,2]	$211.4	$206.8	$206.1	$200.1
[1]2023 amounts not revised for 2024 raze-and-rebuild activity
[2]Includes store-level discounts for Murphy Drive Reward ("MDR") redemptions and excludes change in value of unredeemed MDR points

Store count at end of period	1,740	1,724	1,740	1,724
Total store months during the period	5,138	5,110	15,435	15,400

Same store sales information compared to APSM metrics

	Variance from prior year period
	Three months ended		Nine months ended
	September 30, 2024		September 30, 2024
	SSS[1]	APSM[2]	SSS[1]	APSM[2]
Retail fuel volume per month	0.5%	1.1%	(0.6%)	—%

Merchandise sales	1.6%	2.0%	2.6%	2.8%
Nicotine sales	3.3%	3.1%	5.2%	4.6%
Non-nicotine sales	(1.4)%	0.1%	(1.7%)	(0.3%)

Merchandise margin	1.2%	1.8%	2.8%	2.9%
Nicotine margin	6.1%	4.8%	8.2%	6.5%
Non-nicotine margin	(2.7)%	(0.6)%	(1.5%)	0.1%
[1]Includes store-level discounts for MDR redemptions and excludes change in value of unredeemed MDR points
[2]Includes all MDR activity

Notes

Average Per Store Month (APSM) metric includes all stores open through the date of the calculation, including stores acquired during the period.

Same store sales (SSS) metric includes aggregated individual store results for all stores open throughout both periods presented. For all periods presented, the store must have been open for the entire calendar year to be included in the comparison. Remodeled stores that remained open or were closed for just a very brief time (less than a month) during the period being compared remain in the same store sales calculation. If a store is replaced either at the same location (raze-and-rebuild) or relocated to a new location, it will be excluded from the calculation during the period it is out of service. Newly constructed stores do not enter the calculation until they are open for each full calendar year for the periods being compared (open by January 1, 2023 for the stores being compared in the 2024 versus 2023 comparison). Acquired stores are not included in the calculation of same store sales for the first 12 months after the acquisition. When prior period same store sales volumes or sales are presented, they have not been revised for current year activity for raze-and-rebuilds and asset dispositions.

QuickChek uses a weekly retail calendar where each quarter has 13 weeks. The QuickChek results for Q3 2024 covers the period June 29, 2024 to September 27, 2024 and for the 2024 year-to-date period December 30, 2023 to September 27, 2024. The QuickChek results for Q3 2023 covers the period July 1, 2023 to September 29, 2023 and the 2023 year-to-date period December 31, 2022 to September 29, 2023. The difference in the timing of the period ends is immaterial to the overall consolidated results.

Murphy USA Inc.
Consolidated Balance Sheets

(Millions of dollars, except share amounts)	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$52.5	$117.8
Marketable securities, current	1.5	7.1
Accounts receivable—trade, less allowance for doubtful accounts of $0.6 and $1.3 at 2024 and 2023, respectively	262.6	336.7
Inventories, at lower of cost or market	341.2	341.2
Prepaid expenses and other current assets	31.3	23.7
Total current assets	689.1	826.5
Marketable securities, non-current	—	4.4
Property, plant and equipment, at cost less accumulated depreciation and amortization of $1,868.7 and $1,739.2 at 2024 and 2023, respectively	2,739.9	2,571.8
Operating lease right of use assets, net	484.8	452.1
Intangible assets, net of amortization	139.6	139.8
Goodwill	328.0	328.0
Other assets	21.0	17.5
Total assets	$4,402.4	$4,340.1

Liabilities and Stockholders' Equity
Current liabilities
Current maturities of long-term debt	$15.7	$15.0
Trade accounts payable and accrued liabilities	780.3	834.7
Income taxes payable	62.8	23.1
Total current liabilities	858.8	872.8

Long-term debt, including capitalized lease obligations	1,820.0	1,784.7
Deferred income taxes	325.5	329.5
Asset retirement obligations	47.4	46.1
Non-current operating lease liabilities	487.7	450.3
Deferred credits and other liabilities	32.9	27.8
Total liabilities	3,572.3	3,511.2
Stockholders' Equity
Preferred Stock, par $0.01 (authorized 20,000,000 shares,
none outstanding)	—	—
Common Stock, par $0.01 (authorized 200,000,000 shares,
46,767,164 shares issued at 2024 and 2023, respectively)	0.5	0.5
Treasury stock (26,518,065 and 25,929,836 shares held at
2024 and 2023, respectively)	(3,265.9)	(2,957.8)
Additional paid in capital (APIC)	484.7	508.1
Retained earnings	3,610.8	3,278.1
Total stockholders' equity	830.1	828.9
Total liabilities and stockholders' equity	$4,402.4	$4,340.1

Murphy USA Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2024	2023	2024	2023
Operating Activities
Net income	$149.2	$167.7	$360.0	$406.8
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	62.8	57.5	180.8	171.7
Deferred and noncurrent income tax charges (benefits)	2.5	(9.3)	(4.0)	0.1
Accretion of asset retirement obligations	0.8	0.7	2.4	2.2
Amortization of discount on marketable securities	—	—	(0.1)	—
(Gains) losses from sale of assets	0.4	0.5	1.4	0.6
Net (increase) decrease in noncash operating working capital	(23.8)	(35.6)	32.0	(97.2)
Other operating activities - net	10.2	8.5	26.4	26.7
Net cash provided (required) by operating activities	202.1	190.0	598.9	510.9
Investing Activities
Property additions	(136.9)	(79.4)	(331.1)	(224.6)
Proceeds from sale of assets	0.3	0.5	1.9	2.3
Investment in marketable securities	—	(2.9)	—	(11.3)
Redemptions of marketable securities	6.0	7.5	10.0	18.0
Other investing activities - net	(0.9)	(0.4)	(1.7)	(1.4)
Net cash provided (required) by investing activities	(131.5)	(74.7)	(320.9)	(217.0)
Financing Activities
Purchase of treasury stock	(125.2)	(64.8)	(317.7)	(172.7)
Dividends paid	(9.2)	(8.4)	(27.1)	(24.7)
Borrowings of debt	225.0	—	345.0	8.0
Repayments of debt	(187.9)	(3.9)	(315.7)	(19.6)
Amounts related to share-based compensation	(0.6)	(6.3)	(27.8)	(20.6)
Net cash provided (required) by financing activities	(97.9)	(83.4)	(343.3)	(229.6)
Net increase (decrease) in cash, cash equivalents and restricted cash	(27.3)	31.9	(65.3)	64.3
Cash, cash equivalents and restricted cash at beginning of period	79.8	92.9	117.8	60.5
Cash, cash equivalents and restricted cash at end of period	$52.5	$124.8	$52.5	$124.8

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following table reconciles EBITDA and Adjusted EBITDA to Net Income for the three and nine months ended September 30, 2024 and 2023. EBITDA means net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, net settlement proceeds, (gain) loss on sale of assets, loss on early debt extinguishment, transaction and integration costs related to acquisitions, and other non-operating (income) expense). EBITDA and Adjusted EBITDA are not measures that are prepared in accordance with U.S. generally accepted accounting principles (GAAP).

We use Adjusted EBITDA in our operational and financial decision-making, believing that the measure is useful to eliminate certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. Adjusted EBITDA is also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. We believe that the presentation of Adjusted EBITDA provides useful information to investors because it allows understanding of a key measure that we evaluate internally when making operating and strategic decisions, preparing our annual plan, and evaluating our overall performance. However, non-GAAP measures are not a substitute for GAAP disclosures, and EBITDA and Adjusted EBITDA may be prepared differently by us than by other companies using similarly titled non-GAAP measures.

The reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2024	2023	2024	2023

Net income	$149.2	$167.7	$360.0	$406.8

Income tax expense (benefit)	49.5	55.7	113.8	131.3
Interest expense, net of investment income	23.4	22.5	71.1	69.8
Depreciation and amortization	62.8	57.5	180.8	171.7
EBITDA	$284.9	$303.4	$725.7	$779.6

Accretion of asset retirement obligations	0.8	0.7	2.4	2.2
(Gain) loss on sale of assets	0.4	0.5	1.4	0.6
Other nonoperating (income) expense	(0.5)	1.4	(1.0)	0.9
Adjusted EBITDA	$285.6	$306.0	$728.5	$783.3